                                                                    Exhibit 99.1

[GEN-PROBE LOGO]

CONTACT:

Michael Watts
Sr. director, investor relations and
corporate communications
858-410-8673

FOR IMMEDIATE RELEASE

GEN-PROBE REPORTS STRONG FINANCIAL RESULTS FOR FIRST QUARTER 2004, RAISES FULL-YEAR GUIDANCE

    -- Earnings Per Share Increase to $0.39, 117% Above Prior Year Period --

    -- Total Revenues Increase to $76.5 Million, Ninth Consecutive Quarterly
                  Increase and 66% Above Prior Year Period --

-- Product Sales Increase to $55.0 Million, Tenth Consecutive Quarterly Increase
                       and 26% Above Prior Year Period -

  -- Company Increases Full-Year Earnings per Share Guidance to $0.93-$0.98 --

SAN DIEGO, CA, MAY 3, 2004 -- Gen-Probe Incorporated (Nasdaq: GPRO) today reported strong financial results for the first quarter of 2004, with earnings per share, total revenues and product sales all establishing new records.

Net income for the first quarter of 2004 was $19.7 million ($0.39 per share), compared to net income of $8.7 million ($0.18 per share), in the first quarter of 2003, an increase of 117% per share. All per share amounts are calculated on a diluted basis. Total revenues for the first quarter of 2004 were $76.5 million, compared to $46.2 million in the first quarter of 2003, an increase of 66%. Product sales for the first quarter of 2004 were $55.0 million, compared to $43.6 million in the first quarter of 2003, an increase of 26%.

"Both our clinical diagnostics and blood screening businesses continued to demonstrate powerful momentum in the first quarter of 2004," said Henry L. Nordhoff, chairman, president and chief executive officer of Gen-Probe. "During the quarter, we also put in place important foundations for our next wave of growth, with successful launches of the high-throughput, fully automated TIGRIS(R) system in clinical diagnostics, and the Procleix(R) Ultrio(TM) blood screening assay in Europe."

DETAILED RESULTS

Compared to the prior year period, product sales growth in the first quarter of 2004 was driven by market share gains of APTIMA Combo 2(R), Gen-Probe's amplified test for simultaneously detecting Chlamydia trachomatis and Neisseria gonorrhoeae. At the same time, revenue from the PACE(R) product line, the Company's non-amplified tests for the same microorganisms, remained unexpectedly strong. Product sales also benefited from continued robust growth of the Procleix blood screening assay, both in the United States and internationally. Gen-Probe's blood screening assays are marketed worldwide by Chiron. Product sales in the first quarter of 2004 were:

                                             Q1 2004 Sales            Q1 2003 Sales            Percent Increase
                                               (millions)               (millions)                 (millions)
                                               ----------               ----------                 ----------
    Clinical diagnostics                         $31.8                     $27.0                      18%
    Blood screening                              $23.2                     $16.6                      40%
    Total product sales                          $55.0                     $43.6                      26%

Collaborative research revenues benefited from U.S. cost recovery revenue from our West Nile virus (WNV) blood screening assay, which is being shipped under an investigational new drug (IND) application.

Gross margin on product sales was 75% in the first quarter of 2004, compared to 70% in the prior year period. This improvement was primarily due to manufacturing costs that were absorbed by research and development for the production of pre-commercial development lots for the WNV blood screening test and the Procleix Ultrio assay, our combination blood screening test for HIV-1, hepatitis C virus (HCV) and hepatitis B virus (HBV).

Research and development expenses were $18.4 million in the first quarter of 2004, compared to $11.2 million in the prior year period, an increase of 64%. As described above, this increase resulted primarily from the production of pre-commercial development lots for the WNV and Procleix Ultrio blood screening assays.

Marketing and sales expenses were $6.8 million in the first quarter of 2004, compared to $4.7 million in the prior year period, an increase of 45%. This increase resulted primarily from costs associated with launching the TIGRIS system.

General and administrative expenses were $7.3 million in the first quarter of 2004, compared to $4.6 million in the first quarter of 2003, an increase of 59%. This increase was due primarily to the consolidation of Molecular Light Technology, higher legal expenses, and investments in the Company's business development and strategic planning functions.

As expected, net income and total revenues in the first quarter benefited from a contract milestone with Chiron and a license fee earned in connection with Gen-Probe's cross-licensing agreement with Tosoh. These amounts added approximately $0.17 to earnings per share and $13.5 million to revenues. Even without them, Gen-Probe still would have achieved new quarterly records for earnings and revenues.

Gen-Probe continues to have a strong balance sheet. As of March 31, 2004, the Company had $178.3 million of cash, cash equivalents and short-term investments, and no debt. In addition, the Company generated net cash of $20.9 million from its operating activities during the quarter.

RECENT EVENTS

- TOSOH AGREEMENT. In December 2003, Gen-Probe and Tosoh signed a cross-licensing agreement, effective January 1, 2004, for certain NAT technologies in clinical diagnostics and other related fields. Under the agreement, Gen-Probe earned $7.0 million in the first quarter of 2004.

- PROCLEIX ULTRIO CLINICAL TRIALS. In January 2004, Gen-Probe began U.S. clinical trials of the Procleix Ultrio assay on the fully automated, high-throughput TIGRIS system, triggering a $6.5 million contract milestone with Chiron that Gen-Probe recognized in the first quarter.

- PROCLEIX ULTRIO EUROPEAN REGULATORY APPROVAL. In January, the Procleix Ultrio assay received its European CE mark, clearing the way for Chiron to launch the product in the European Economic Area. Because Gen-Probe records blood screening revenue from Chiron with an approximate two-month delay, Gen-Probe recorded an insignificant amount of Procleix Ultrio revenue in the first quarter.

UPDATED 2004 FINANCIAL GUIDANCE

Based on Gen-Probe's strong performance in the first quarter of 2004, the Company is raising its 2004 financial guidance. For the full year, Gen-Probe now expects:

- Total revenues of $245 million to $255 million. Compared to previous guidance, Gen-Probe now expects higher sales of its PACE product line, and higher blood screening revenue driven, in part, by European acceptance of the Procleix Ultrio assay.

-     Product gross margins in the low- to mid-70s range.

- R&D expenses of about 28% of total revenues. Compared to previous guidance, Gen-Probe now expects higher absolute R&D expenses, driven by the Company's plans to increase development lot production of its WNV and Procleix Ultrio blood screening assays.

-     Marketing and sales expenses of about 10-11% of total revenues.

-     General and administrative expenses of about 11% of total revenues.

-     Diluted earnings per share of between $0.93 and $0.98.

For the remainder of 2004, Gen-Probe expects its quarterly financial results to be affected by three factors that did not influence the Company's first quarter results: 1) As previously disclosed, Gen-Probe's share of blood screening product sales from Chiron decreased to 45.75% in March, and will remain at this level going forward. 2) The Company will substantially finish recording collaborative research revenue from its latest National Institutes of Health grant in the second quarter of 2004. 3) As previously disclosed, Gen-Probe will begin amortizing approximately $25 million of capitalized software costs for the TIGRIS instrument starting in the third quarter of 2004.

Finally, because Gen-Probe closes its books on the Friday nearest the end of a month, the Company's first quarter 2004 results included two shipping days from the month of April.

WEBCAST CONFERENCE CALL

A live webcast of Gen-Probe's first quarter 2004 conference call for investors can be accessed at http://www.gen-probe.com beginning at 4:30 p.m. Eastern Time on May 3, 2004. The webcast will be archived for at least 90 days. A telephone replay of the call also will be available until 11:59 p.m. Eastern Time on May 5, 2004. The replay number is (800) 934-9838 for domestic callers and (402) 220-4875 for international callers.

ABOUT GEN-PROBE

Gen-Probe Incorporated is a global leader in the development, manufacture and marketing of rapid, accurate and cost-effective nucleic acid testing products used for the clinical diagnosis of human diseases and for screening donated human blood. Using its patented NAT technologies, Gen-Probe has received FDA approvals or clearances for a broad portfolio of products that detect a variety of infectious microorganisms, including those causing sexually transmitted diseases, tuberculosis, strep throat, pneumonia and fungal infections. Additionally, the Company developed and manufactures the only FDA-approved blood screening assay for the simultaneous detection of HIV-1 and HCV, which is marketed by Chiron Corporation. Gen-Probe has 20 years of nucleic acid detection research and product development experience, and its products are used daily in clinical laboratories and blood collection centers throughout the world. Gen-Probe is headquartered in San Diego, California and has nearly 800 employees. Additional information about the Company can be found at www.gen-probe.com.

TIGRIS, APTIMA , APTIMA COMBO 2 and PACE are trademarks of Gen-Probe
Incorporated.

ULTRIO and PROCLEIX are trademarks of Chiron Corporation.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this press release about our expectations, beliefs, plans, objectives, assumptions or future events or performance, including those under the heading "Updated 2004 financial guidance," are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "will," "expect," "anticipate," "estimate," "intend," "plan," and "would." For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to: (i) the risk that we may not achieve our expected 2004 growth targets, (ii) the possibility that the market for the sale of our new products, such as our TIGRIS system, APTIMA Combo 2 assay and Procleix Ultrio assay, may not develop as expected, (iii) the enhancement of existing products and the development of new products may not proceed as planned, (iv) the risk that our Procleix Ultrio assay and West Nile virus clinical trials may not proceed as planned and may not be successful, (v) the risk that our Procleix Ultrio assay and West Nile virus products may not be commercially available in the time frames we anticipate, or at all, (vi) we may not be able to compete effectively, (vii) we may not be able to maintain our current corporate collaborations and enter into new corporate collaborations, (viii) we are dependent on Chiron Corporation, Bayer Corporation and other third parties for the distribution of some of our products, (ix) we are dependent on a small number of customers, contract manufacturers and single source suppliers of raw materials, (x) changes in third-party reimbursement policies regarding our products could adversely affect sales of our products, (xi) changes in government regulation affecting our diagnostic products could harm our sales and increase our development costs, and (xii) our involvement in patent and other intellectual property litigation could be expensive and could divert management's attention.

The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties we face and a discussion of our financial statements and footnotes, see documents we have filed with the SEC, including our Report on Form 10-K for the fiscal year ended December 31, 2003 and all our periodic filings made with the SEC. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

                                      # # #

                             GEN-PROBE INCORPORATED

                          CONSOLIDATED BALANCE SHEETS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                MARCH 31,          DECEMBER 31,
                                                                                  2004                2003
                                                                                ---------           ---------
ASSETS
Current assets:
   Cash and cash equivalents                                                    $  46,435           $  35,973
   Short-term investments                                                         131,908             120,333
   Trade accounts receivable, net of allowance for doubtful
     accounts of $717 as of March 31, 2004 and December 31, 2003                   18,186              15,158
   Accounts receivable - other                                                      7,922               2,555
   Inventories                                                                     20,161              15,096
   Deferred income taxes                                                           10,286              10,979
   Prepaid expenses and other current assets                                        9,153               8,783
                                                                                ---------           ---------
Total current assets                                                              244,051             208,877

Property, plant and equipment, net                                                 66,511              65,478
Capitalized software                                                               25,112              24,872
Goodwill                                                                           18,621              18,621
Other assets                                                                        6,663               6,893
                                                                                ---------           ---------
Total assets                                                                    $ 360,958           $ 324,741
                                                                                =========           =========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                             $  10,864           $   9,250
   Accrued salaries and employee benefits                                           9,650              11,670
   Other accrued expenses                                                           5,891               6,085
   Income tax payable                                                              15,141               6,191
   Deferred revenue                                                                 6,832               6,681
                                                                                ---------           ---------
Total current liabilities                                                          48,378              39,877

Deferred income taxes                                                               7,143               6,850
Deferred revenue                                                                    5,500               5,667
Deferred rent                                                                         317                 323

Minority interest                                                                   1,745               1,649

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.0001 par value per share, 20,000,000 shares
     authorized, none issued and outstanding                                           --                  --
   Common stock, $.0001 par value per share; 100,000,000 shares authorized, 49,075,891 and 48,721,560 shares issued and
     outstanding at March 31, 2004 and December 31, 2003, respectively                  5                   5
   Additional paid-in capital                                                     219,600             212,586
   Deferred compensation                                                             (500)               (538)
   Accumulated other comprehensive income                                           1,063                 343
   Retained earnings                                                               77,707              57,979
                                                                                ---------           ---------
Total stockholders' equity                                                        297,875             270,375
                                                                                ---------           ---------
Total liabilities and stockholders' equity                                      $ 360,958           $ 324,741
                                                                                =========           =========

                             GEN-PROBE INCORPORATED
                       CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      THREE MONTHS ENDED
                                                            MARCH 31,
                                                    2004               2003
                                                  --------           --------
                                                          (UNAUDITED)
Revenues:
   Product sales                                  $ 55,030           $ 43,620
   Collaborative research revenue                    6,731              1,897
   Royalty and license revenue                      14,725                651
                                                  --------           --------
Total revenues                                      76,486             46,168
Operating expenses:
   Cost of product sales                            13,864             12,919
   Research and development                         18,419             11,233
   Marketing and sales                               6,812              4,655
   General and administrative                        7,283              4,626
                                                  --------           --------
Total operating expenses                            46,378             33,433
                                                  --------           --------
Income from operations                              30,108             12,735
Other income (expense)
   Minority interest                                   (96)                --
   Interest income                                     840                457
   Interest expense                                     (9)               (14)
   Other income (expense), net                         (58)                 7
                                                  --------           --------
Total other income (expense), net                      677                450
                                                  --------           --------
Income before income taxes                          30,785             13,185
Income tax expense                                  11,057              4,531
                                                  --------           --------
Net income                                        $ 19,728           $  8,654
                                                  ========           ========
Net income per share:
   Basic (1)                                      $   0.40           $   0.18
                                                  ========           ========
   Diluted (1)                                    $   0.39           $   0.18
                                                  ========           ========
Weighted average shares outstanding (1):

   Basic                                            48,904             47,600
                                                  ========           ========
   Diluted                                          50,998             47,651
                                                  ========           ========

(1) All share and per share amounts reflect the 2-for-1 stock split implemented as a 100% stock dividend in September 2003.